Exhibit 4.8

MU FINANCE PLC

Old Trafford

Sir Matt Busby Way

Manchester M16 0RA

United Kingdom

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT,

AND

CONSENT NO. 1

Dated as of June 14, 2018

To	Each of the Noteholders Identified
on the Signature Pages Hereof

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of May 27, 2015 (the “Note Purchase Agreement”), made among MU Finance plc (registration number 07088267), a company incorporated in England and Wales with limited liability (“MUF”), Red Football Limited (registration number 05370076), a company incorporated in England and Wales with limited liability (“Parent”), Manchester United Limited (registration number 02570509), a company incorporated in England and Wales with limited liability (“MUL”), Red Football Junior Limited (registration number 05370078), a company incorporated in England and Wales with limited liability (“RFJ”), Manchester United Football Club Limited (registration number 00095489), a company incorporated in England and Wales with limited liability (“MUFC”, MUFC together with Parent, MUL and RFJ being sometimes referred to herein, each individually, as a “Guarantor” and, collectively, as the “Guarantors”), The Bank of New York Mellon, as Paying Agent, and each of the institutional investors identified in the Purchaser Schedule thereto, pursuant to which MUF issued and sold its 3.79% Guaranteed Senior Secured Notes due June 26, 2027 in an original aggregate principal amount of $425,000,000 (the “Notes”).  On the date hereof, the Notes are held by the institutional investors (each a “Noteholder”) indicated as the holders thereof on the signature pages hereof (or in the case of certain such institutional investors, by nominees thereof).

This Amendment No. 1 to Note Purchase Agreement and Consent No. 1 is hereinafter referred to as this “Amendment and Consent”. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note Purchase Agreement or by reference therein to another specified document.

PRELIMINARY STATEMENT

A.                                    In connection with a restructuring by the Parent and certain of its Subsidiaries of certain indebtedness, (i) MUFC intends to prepay a portion of the amount outstanding under the Proceeds Loan (which was previously novated from MUL to MUFC) (the “Proceeds Loan Prepayment”), (ii) MUF intends to transfer all of its rights and obligations under the Note Purchase Agreement and the Notes to MUFC and thereby substitute MUFC for MUF as the principal obligor for all purposes under the Note Purchase Agreement and the Notes (the “Novation”), and (iii) in consideration for the Novation, MUF intends to transfer its rights under the Proceeds Loan to MUFC, thereby terminating the Proceeds Loan (the “Proceeds Loan Termination”).

B.                                    MUF and the Parent have requested that the Noteholders consent to (A) the Novation, the Proceeds Loan Prepayment and the Proceeds Loan Termination; and (B) the amendments to the Note Purchase Agreement set forth in Section 2 below, including, inter alia, (1) the deletion of the requirement in Sections 9.4 and 10.2(d) that the Company must not become a U.S. Person, (2) the deletion of the requirement in Section 23.5(b) that the Parent not cause or allow the Company to become a U.S. Note Party, and (3) the substitution of MUFC for MUF in the definition of “Company” in Schedule B, Part I, of the Note Purchase Agreement.

C.                                    Pursuant to the Note Purchase Agreement, consent of each of the Noteholders is required to approve the requested amendment to Section 23.5(b) described in the foregoing Paragraph B, and consent of the Required Holders is required to approve the requested consents and other requested amendments described in the foregoing Paragraph B.

D.                                    The further provisions of this Amendment and Consent set forth the understanding of MUF, MUFC, the Parent and each of the other Guarantors as to their agreements with the Noteholders, regarding such requested consents and amendments.

Section 1.                                          CONSENT AND DIRECTION OF NOTEHOLDERS.

Each Noteholder, by its execution and delivery of this Amendment and Consent, hereby:

(i)                                    consents to the Novation, the Proceeds Loan Prepayment and the Proceeds Loan Termination; and

(ii)                                consents to and joins in the amendments to the Note Purchase Agreement and the Notes provided for in Section 2 hereof (and the Paying Agent, MUF, MUFC, the Parent and the other Guarantors may rely conclusively on such consent).

Section 2.                                          AMENDMENTS TO NOTE PURCHASE AGREEMENT AND THE NOTES.

The Note Purchase Agreement and the Notes shall be amended as provided in the following clauses of this Section 2:

(a)                                 Section 9.4 of the Note Purchase Agreement is hereby amended by deleting from the last sentence of that section both the subdivision designation “(i)” and the phrase “and (ii) the Company does not become a U.S. Person”.

(b)                                 Section 10.2(b) of the Note Purchase Agreement is hereby amended by revising the introductory language of that subsection in its entirety to read as follows:

“Except as otherwise provided in this Section 10.2, none of the Company nor any Guarantor (other than the Parent or any Guarantor whose Note Guarantee is to be released in accordance with the Note Documents) may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not the Company or such Guarantor is the surviving Person) another Person, other than (i) in the case of the Company, the Parent or another Guarantor, or (ii) in the case of any Guarantor, the Company, the Parent or another Guarantor, unless:”

(c)                                  Section 10.2(b)(i)(A) of the Note Purchase Agreement is hereby amended by revising the subsection in its entirety to read as follows:

“(A)                          (x) the Company or such Guarantor is the surviving Person, or (y) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor) (i) is organized under the laws of a Permitted Jurisdiction, and (ii) assumes all the obligations of the Company or such Guarantor, as applicable, under the Note Documents to which the Company or such Guarantor is a party pursuant to agreements reasonably satisfactory to the Required Holders; provided that, in either case, immediately after giving effect to that transaction, no Default or Event of Default exists; or”

(d)                                 Section 10.2(d) of the Note Purchase Agreement is hereby amended by replacing the words “this Section 10.2 will not” in the first line of such subsection with the words “neither this Section 10.2 nor Section 10.11(b) will” and by deleting from the proviso at the end of that subsection both the subdivision designation “(i)” and the phrase “and (ii) the Company does not become a U.S. Person”.

(e)                                  Section 10.11(a) of the Note Purchase Agreement is hereby amended by deleting the first sentence of that subsection in its entirety.

(f)                                   Section 10.11(b) of the Note Purchase Agreement is hereby amended by revising the last sentence of that subsection in its entirety to read as follows:

“The Company will not (i) merge, consolidate, amalgamate or otherwise combine with or into another Person (whether or not the Company is the surviving corporation), or (ii) sell, assign, transfer, lease, convey or otherwise dispose of any material property or assets to any Person in one or more related transactions, other than, (A) in the case of clause (i) or clause (ii), in accordance with Section 10.2 hereof, or (B) solely in the case of clause (ii), in connection with the incurrence of a Permitted Collateral Lien.”

(g)                                 Section 10.11(d) of the Note Purchase Agreement is hereby deleted in its entirety.

(h)                                 Section 13(b)(ii) of the Note Purchase Agreement is hereby amended by adding the words “or the failure to deliver the Forms required under Section 13(d)(i) or Section 13(d)(ii)” immediately after the words “(including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction)”.

(i)                                    Section 19(a)(iii) of the Note Purchase Agreement is hereby amended in its entirety to read as follows:

“if to any Note Party, to the Company at Old Trafford, Sir Matt Busby Way, Manchester M16 0RA, United Kingdom, to the attention of Edward Woodward, Executive Vice Chairman, or at such other address as the Company shall have specified to the holder of each Note in writing, or”

(j)                                    Section 23.5(b) of the Note Purchase Agreement is hereby amended by deleting the phrase “Parent shall not cause or allow the Company to become a U.S. Note Party and,” from such subsection.

(k)                                 Schedule B, Part I to the Note Purchase Agreement is hereby amended by restating in its entirety the definitions of “Company” and “MUFC” set forth therein as follows:

“Company” or “MUFC” means Manchester United Football Club Limited (registration number 00095489), a company incorporated in England and Wales with limited liability.

(l)                                    Schedule B, Part I to the Note Purchase Agreement is hereby further amended by deleting from the definition of “U.S. Person” the phrase “(other than the Company)” set forth in the last sentence thereof.

(m)                             For the avoidance of doubt, all references to the “Company” or to “MUF” in the Note Purchase Agreement, the Notes or any other Note Document (other than the Intercreditor Agreement and the Transaction Security Documents) shall, following effectiveness of this Amendment and Consent and the completion of the Novation, be deemed to refer to MUFC.

(n)                                 At any time following the effectiveness of this Amendment and Consent, each Noteholder holding a Note (each an “Existing Note”) shall be entitled to make appropriate notations on each Existing Note held by such Noteholder reflecting the amendments specified in this Section 2. In addition, at the request of any Noteholder, MUFC, at its own cost and expense, will execute and deliver to such Noteholder, upon surrender of such Existing Note and in exchange therefor, a new Note substantially in the form set out in Exhibit 1 hereto (each a “New Note”) in the same principal amount as the surrendered Existing Note.

Section 3.                                          ASSIGNMENT, ASSUMPTION AND NOVATION

(a)                                 Assignment.  Subject to satisfaction of the conditions herein and effectiveness of this Amendment and Consent on the Effective Date, MUF hereby irrevocably sells, assigns, grants, conveys and transfers to MUFC all of MUF’s right, title and interest in and to the Note Purchase Agreement, the Notes, and each other Note Document (other than the Intercreditor Agreement and the Transaction Security Documents) (collectively, the “Assigned Contracts”).

(b)                                 Assumption.  MUFC hereby unconditionally accepts such assignment and assumes all of MUF’s duties, liabilities and obligations under each of the Assigned Contracts, and agrees to pay, perform and discharge, as and when due, all of the obligations of MUF under each of the Assigned Contracts accruing on and after the Effective Date.

(c)                                  Novation.

(i)                                    Release.

(1)                                 Notwithstanding anything to the contrary in the Assigned Contracts, each Noteholder, as of the Effective Date, releases and forever discharges MUF from all further obligations arising under the Assigned Contracts, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that any of the Noteholders has or may have against MUF arising out of or in any way connected to performance under the Assigned Contracts on and after the Effective Date, in each case, other than in its capacity as a Guarantor of the Notes.

(2)                                 Notwithstanding anything to the contrary in the Assigned Contracts, MUF releases and forever discharges each Noteholder, as well as each of their respective shareholders, directors, officers, employees, agents and representatives, from all further obligations arising under the Assigned Contracts, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that MUF has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Assigned Contracts on and after the Effective Date, except to the extent such obligations or performance are owed to MUF in its capacity as a Guarantor of the Notes.

(3)                                 For avoidance of doubt, except as provided in Section 3(d) hereof, nothing herein affects any rights, liabilities, or obligations of the Noteholders or MUF existing prior to, or due to be performed before, the Effective Date.

(d)                                 Substitution. The parties hereto intend that this Amendment and Consent is a novation and that effective from and after the Effective Date, MUFC be substituted for MUF for all purposes under the Assigned Contracts. Each Noteholder hereby agrees that it will recognize MUFC as MUF’s successor-in-interest in and to the Assigned Contracts, and that MUFC by this Amendment and Consent will become entitled to all right, title and interest of MUF in and to the Assigned Contracts as of and after the Effective Date. Each of the Noteholders and MUFC shall be bound by the terms of the Assigned Contracts in every way as if MUFC is named in such Assigned Contracts in place of MUF as a party thereto. MUF represents and warrants that there is no payment or other liability of MUF to the Noteholders under the Assigned Contracts which has accrued and remains outstanding as of the Effective Date except for accrued and unpaid interest on the Notes, which on the Effective Date, MUFC and each of the Noteholders agree becomes the sole responsibility of MUFC and not of MUF (whether or not such amounts were incurred before or after the Effective Date).

(e)                                  Consideration. MUF agrees to pay MUFC for its assumption of the Assigned Contracts by means of novation to MUFC of all of MUF’s rights under the Proceeds Loan on and as of the Effective Date.

Section 4.                                          CONSENT AND REAFFIRMATION OF GUARANTORS

Each of the Parent, MUL and RFJ hereby (a) consents to the terms of this Amendment and Consent, to any and all amendments and other modifications of the Note Purchase Agreement, the Notes and any other Note Documents provided for herein, and to the execution hereof by MUF, MUFC, the Noteholders and the other parties thereto; (b) ratifies, reaffirms and confirms the validity, legality and enforceability as against it of each Guaranty heretofore entered into by such Guarantor pursuant to Section 23 of the Note Purchase Agreement; and (c) agrees that, notwithstanding the Novation, each such Guaranty entered into by it is and shall remain in full force and effect until released or discharged in accordance with the terms of the Note Purchase Agreement (as amended and otherwise modified by this Amendment and Consent).

Section 5.                                          CONDITIONS TO EFFECTIVENESS

This Amendment and Consent, and the consents and amendments provided for in Section 2 hereof, shall not become effective until, and shall only become effective on, the date (“Effective Date”) upon which (i) this Amendment and Consent shall have been executed and delivered by each of MUF, MUFC, the Parent, each other Guarantor (each, a “Note Party,” and collectively, the “Note Parties”) and the Paying Agent, (ii) the applicable form of acceptance on one or more counterparts hereof shall have been executed and delivered by each Noteholder, (iii) the Novation shall have been completed and become simultaneously effective, and (iv) each of the following conditions set forth in this Section 5 shall have been fulfilled to the reasonable satisfaction of the Required Holders:

(a)                                 Representations and Warranties. The representations and warranties of the Note Parties in this Agreement shall be correct when made and on and as of the Effective Date.

(b)                                 Compliance Certificates.

(i)                                    Officer’s Certificates. Each of the Note Parties shall have delivered to each of the Noteholders an Officer’s Certificate, dated the Effective Date, certifying that all the conditions specified in this Section 5 have been fulfilled.

(ii)                                Secretary’s or Director’s Certificates. Each Note Party shall have delivered to each of the Noteholders a certificate of its Secretary, an Assistant Secretary, a Director or another appropriate person, dated the Effective Date, certifying as to (1) the resolutions attached thereto and other corporate proceedings (of each Note Party and any necessary shareholders of any Note Party) relating to the authorization, execution and delivery of this Amendment and Consent and the matters contemplated herein, (2) such Note Party’s organizational documents as then in effect, (3) a specimen of the signature of each person authorized by the resolutions referred to in clause (1) above in relation to this Amendment and Consent and related documents.

(c)                                  Opinions of Counsel.  Each of the Noteholders shall have received opinions, dated the Effective Date, from (1) Latham & Watkins LLP, U.S. special counsel for the Note Parties, and (2) Latham & Watkins (London) LLP, English special counsel for the Note Parties, in each case substantially in form and substance reasonably satisfactory to the Noteholders and their special counsel (and the Note Parties hereby instruct counsel to deliver such opinions to the

Noteholders), covering such matters incident to such transactions as the Noteholders may reasonably request.

(d)                                 Transaction Security. At the time of, and after giving effect to, the Novation, the Transaction Security Documents shall continue to constitute in favor of the Security Trustee for the benefit of the holders of the Notes, a valid and perfected security interest in the Transaction Security intended to be subject thereto. Each Noteholder shall have been provided with a copy of the deed of confirmation to be entered into by, amongst others, the Parent, the Guarantors and Bank of America Merrill Lynch International Limited, as Security Trustee, confirming the continuation in full force and effect of the Transaction Security Documents.

(e)                                  Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the New Notes.

(f)                                   Acceptance of Appointment to Receive Service of Process. Each of the Noteholders shall have received evidence of the acceptance by Corporation Service Company of an update to the appointment and designation provided for by Section 24.7(e) of the Note Purchase Agreement for the period from the date of the Closing to June 26, 2028 (and the payment in full of any fees in respect of such update).

(g)                                 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Amendment and Consent, and all documents and instruments incident to such transactions, shall be satisfactory to the Noteholders and their special counsel, and the Noteholders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or such special counsel may reasonably request.

(h)                                 Payment of Expenses. MUFC shall have paid the legal fees and other expenses of special counsel for the Noteholders incurred in connection with this Amendment and Consent to the extent reflected in a statement of such counsel rendered to MUFC at least three Business Days prior to the Effective Date.

Section 6.                                          REPRESENTATIONS AND WARRANTIES.

In connection with the consents and amendments provided for in this Amendment and Consent, each of MUF, MUFC, the Parent and each other Guarantor hereby represents and warrants to each Noteholder as follows (it being understood that such representations and warranties shall be deemed made pursuant to the Note Purchase Agreement and shall survive the execution and delivery of this Amendment and Consent and the effectiveness of the consents and amendments provided for herein):

(a)                                 MUF has the corporate power and authority to execute, deliver and perform its obligations under this Amendment and Consent, under the Note Purchase Agreement (as amended hereby) and under the other Note Documents to which it is a party. The execution and delivery of this Amendment and Consent by MUF, and the performance by MUF of its obligations hereunder and under the Note Purchase Agreement (as amended hereby), have been duly authorized by all necessary corporate action on the part of MUF. Subject to the Legal Reservations, when executed and delivered by MUF, this Amendment and Consent will constitute the legal, valid and binding obligation of MUF, enforceable against it in accordance with its terms.

(b)                                 The Parent has the corporate power and authority to execute, deliver and perform its obligations under this Amendment and Consent, under the Note Purchase Agreement (as amended hereby) and under the other Note Documents to which it is a party. The execution and delivery of this Amendment and Consent by the Parent, and the performance by the Parent of its obligations hereunder and under the Note Purchase Agreement (as amended hereby), have been duly authorized by all necessary corporate action on the part of the Parent. Subject to the Legal Reservations, when executed and delivered by the Parent, this Amendment and Consent will constitute the legal, valid and binding obligation of the Parent, enforceable against it in accordance with its terms.

(c)                                  MUFC has the corporate power and authority to execute, deliver and perform its obligations under this Amendment and Consent, under the Note Purchase Agreement (as amended hereby) and under the other Note Documents to which it is a party. The execution and delivery of this Amendment and Consent by MUFC, and the performance by MUFC of its obligations hereunder and under the Note Purchase Agreement (as amended hereby), have been duly authorized by all necessary corporate action on the part of MUFC. Subject to the Legal Reservations, when executed and delivered by MUFC, this Amendment and Consent will constitute the legal, valid and binding obligation of MUFC, enforceable against it in accordance with its terms.

(d)                                 Each of MUL and RFJ has the corporate power and authority to execute, deliver and perform its obligations under this Amendment and Consent, under the Note Purchase Agreement (as amended hereby) and under the other Note Documents to which it is a party. The execution and delivery of this Amendment and Consent by each of MUL and RFJ, and the performance by each of MUL and RFJ of its respective obligations hereunder and under the Note Purchase Agreement (as amended hereby), have been duly authorized by all necessary corporate action on the part of each of MUL and RFJ. Subject to the Legal Reservations, when executed and delivered by MUL and RFJ, this Amendment and Consent will constitute the legal, valid and binding obligation of MUL and RFJ, enforceable against each of them in accordance with its terms.

(e)                                  Subject to the Legal Reservations and, in relation to the Transaction Security Documents, the Perfection Requirements, the Note Purchase Agreement, the Notes and each other Note Document are, as of the date of this Amendment and Consent, and will be, as of the Effective Date, in full force and effect. There are no disputes pending or, to each Note Party’s knowledge, threatened relating to any rights or obligations transferred by this Amendment and Consent that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)                                   On and as of the date of this Amendment and Consent, and after giving effect to this Amendment and Consent and to the consents and amendments provided for herein, there exists no Default or Event of Default under and within the meaning of the Note Purchase Agreement.

Section 7.                                          U.S. TAX TREATMENT AND INDEMNIFICATION.

(a)                                 It is intended that this Amendment and the related transactions will not constitute a significant modification of the Notes, causing a “deemed exchange,” within the meaning of Section 1001 of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”), and Section 1.1001-3 of U.S. Treasury Regulations. Each of the Noteholders, MUF, MUL and MUFC agree that it shall not take any position that is inconsistent with such intended treatment.

(b)                                 In the event the U.S. Internal Revenue Service successfully challenges the intended treatment described in Section 7(a) hereof and such challenge is upheld in a determination, as defined in Section 1313(a) of the IRC (the “Final Determination”), MUFC and the Guarantors shall jointly and severally indemnify for and hold harmless each Noteholder from any actual additional U.S. federal, state and local income tax liabilities and any associated penalties, interest and costs (including reasonable and documented legal and accounting fees) (“Additional Tax Liabilities”) incurred by such Noteholder as a result of such Final Determination (which shall be computed on a “with” and “without” basis, taking into account the present value of any tax benefits (including any basis step up) that may be available to the Noteholder as a result of the Final Determination, without regard to any individual limitations that may limit or prevent the use of any tax benefits, and using the interest rate applicable for the Notes as of the date of the computation in determining the present value).  Any Noteholder suffering any Additional Tax Liabilities shall promptly notify MUFC upon learning of such Additional Tax Liabilities and reasonably cooperate with MUFC (at MUFC’s cost) in defending the intended treatment and minimizing Additional Tax Liabilities.

Section 8.                                          MISCELLANEOUS.

(a)                                 In accordance with Section 16.1 of the Note Purchase Agreement, the Company will pay all reasonable costs and expenses incurred by each Noteholder in connection with this Amendment and Consent, including the reasonable fees and disbursements of special counsel for the Noteholders.

(b)                                 The consents and amendments provided for herein are limited to the circumstances expressly referred to herein, and no other consents, waivers, amendments or other modifications of or departures from the terms of the Note Purchase Agreement or the other Note Documents shall be inferred from the terms hereof.

(c)                                  The terms, covenants and conditions contained in the Note Purchase Agreement (as amended hereby) and the other Note Documents are hereby ratified and confirmed in all respects and, as so amended, shall remain in full force and effect.

(d)                                 Any and all notices, requests, certificates, and other instruments executed and delivered subsequent to the effectiveness of this Amendment and Consent may refer to the Note Purchase Agreement and/or any other Note Document without making specific reference to this Amendment and Consent, and all such references nevertheless shall be deemed to include, unless the context otherwise requires, this Amendment and Consent.

(e)                                  The descriptive headings of the sections and other subdivisions of this Amendment and Consent shall not affect the meaning or construction of any of the provisions hereof.

(f)                                   This Amendment and Consent shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(g)                                 This Amendment and Consent may be executed and accepted in any number of counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument. Each such counterpart may consist of a number of copies hereof, each signed by one or more of the parties hereto. Delivery of an executed counterpart of this Amendment and Consent by facsimile or electronic transmission in either Tagged Image File Format (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart hereof. Any party delivering an executed counterpart of this Amendment and Consent by facsimile, TIFF or PDF shall also deliver a manually executed counterpart hereof, but failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment and Consent.

[The remainder of this page is intentionally left blank.]

If you are in agreement with the foregoing, please sign the appropriate signature block on the accompanying counterparts of this Amendment and Consent and return one of such counterparts to the Company.

Very truly yours,
MU FINANCE PLC

By	/s/ Joel Glazer
	Name:	Joel Glazer
	Title:	Director

RED FOOTBALL LIMITED

By	/s/ Joel Glazer
	Name:	Joel Glazer
	Title:	Director

RED FOOTBALL JUNIOR LIMITED

By	/s/ Joel Glazer
	Name:	Joel Glazer
	Title:	Director

MANCHESTER UNITED LIMITED

By	/s/ Joel Glazer
	Name:	Joel Glazer
	Title:	Director

MANCHESTER UNITED FOOTBALL CLUB LIMITED

By	/s/ Joel Glazer
	Name:	Joel Glazer
	Title:	Director

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

THE BANK OF NEW YORK MELLON, as Paying Agent

By	/s/ Teresa Wyszomierski
	Name:	Teresa Wyszomierski
	Title:	Vice President

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

ACCEPTED AND AGREED:

AMERICAN GENERAL LIFE INSURANCE COMPANY

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

By:	AIG Asset Management (U.S.) LLC, Investment Adviser

	By	/s/ Peter DeFazio
		Name:	Peter DeFazio
		Title:	Managing Director

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Barings LLC as Investment Adviser

	By	/s/ Patrick M. Manseau
		Name:	Patrick M. Manseau
		Title:	Managing Director

CM LIFE INSURANCE COMPANY

By:	Barings LLC as Investment Adviser

	By	/s/ Patrick M. Manseau
		Name:	Patrick M. Manseau
		Title:	Managing Director

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY

By:	Northwestern Mutual Investment Management Company, LLC, its Investment Adviser

By	/s/ David A. Barras
	Name:	David A. Barras
	Title:	Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, for its Group Annuity Separate Account

By	/s/ David A. Barras
	Name:	David A. Barras
	Title:	Authorized Representative

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

USAA LIFE INSURANCE COMPANY

By	/s/ James F. Jackson, Jr.
	Name:	James F. Jackson, Jr.
	Title:	Assistant Vice President

USAA LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ James F. Jackson, Jr.
	Name:	James F. Jackson, Jr.
	Title:	Assistant Vice President

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

	By	/s/ Frank LaTorraca
		Name:	Frank LaTorraca
		Title:	Senior Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

	By	/s/ Frank LaTorraca
		Name:	Frank LaTorraca
		Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

RELIASTAR LIFE INSURANCE COMPANY

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	Voya Investment Management LLC, as Agent

	By	/s/ Fitzhugh L. Wickham III
		Name:	Fitzhugh L. Wickham III
		Title:	Vice President

VOYA INSURANCE AND ANNUITY COMPANY
AMERICAN FIDELITY ASSURANCE COMPANY

By:	Voya Investment Management Co. LLC, as Agent

	By	/s/ Fitzhugh L. Wickham III
		Name:	Fitzhugh L. Wickham III
		Title:	Vice President

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

VOYA INSURANCE AND ANNUITY COMPANY

By:	Athene Asset Management LLC, its investment adviser

	By	/s/ Roger D. Fors
		Name:	Roger D. Fors
		Title:	Senior Vice President, Fixed Income

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

TRANSAMERICA LIFE INSURANCE COMPANY

By:	AEGON USA Investment Management, LLC, its investment manager

	By	/s/ Mark Dunn
		Name:	Mark Dunn
		Title:	Vice President

TRANSAMERICA CASUALTY INSURANCE COMPANY

By:	AEGON USA Investment Management, LLC, its investment manager

	By	/s/ Mark Dunn
		Name:	Mark Dunn
		Title:	Vice President

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

PACIFIC LIFE INSURANCE COMPANY

By	/s/ Cathy L. Schwartz
	Name:	Cathy L. Schwartz
	Title:	Assistant Vice President

By	/s/ Peter S. Fiek
	Name:	Peter S. Fiek
	Title:	Assistant Secretary

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

UNUM LIFE INSURANCE COMPANY OF AMERICA

By:	Provident Investment Management, LLC, its Agent

	By	/s/ William R. Stutts
		Name:	William R. Stutts
		Title:	Vice President, Senior Managing Director

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY

By:	Provident Investment Management, LLC, its Agent

	By	/s/ William R. Stutts
		Name:	William R. Stutts
		Title:	Vice President, Senior Managing Director

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By	/s/ Kevin R. Kearns
	Name:	Kevin R. Kearns
	Title:	Investment Officer

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By	/s/ Barry Scheinholtz
	Name:	Barry Scheinholtz
	Title:	Senior Director

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

HARTFORD LIFE INSURANCE COMPANY

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

HARTFORD ACCIDENT AND INDEMNITY COMPANY

By:	Hartford Investment Management Company Their Agent and Attorney-in-Fact

	By	/s/ Kenneth W. Day
		Name:	Kenneth W. Day
		Title:	Vice President

THE HARTFORD RETIREMENT PLAN TRUST FOR U.S. EMPLOYEES

By:	Hartford Investment Management Company Its Investment Manager

	By	/s/ Kenneth W. Day
		Name:	Kenneth W. Day
		Title:	Vice President

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:	Sentinel Asset Management, Inc.

	By	/s/ Andrew Ebersole
		Name:	Andrew Ebersole, CFA
		Title:	Head of Private Placements

[Signature Page to Amendment No. 1 to Note Purchase Agreement and Consent No. 1]